Exhibit 99.1

Keypath Education International, Inc. ARBN: 649 711 026 ASX code: KED www.keypathedu.com

ASX Announcement

August 22, 2024

Keypath FY24 Trading Update

Keypath Education International, Inc. (Keypath or the Company) (ASX: KED) today released a trading update for the year ended June 30, 2024 (FY24). The financial information included in this trading update is unaudited and prepared in US dollars under US GAAP. The trading update is intended to provide the market with preliminary results for FY24 before the Special Meeting of Stockholders for the purpose of voting on the merger agreement with an affiliate of Sterling Partners and other matters relating to the merger transaction, as first disclosed on May 24, 2024.

FY24 results highlights:

●	Revenue aligned with FY24 full-year guidance[1]:

o	FY24 revenue of US$138.1 million, 11.6% higher than FY23 (12.8% higher on a constant currency basis)

o	FY24 revenue within Healthcare[2] of US$83.5 million was 22.8% higher than FY23

o	FY24 revenue included US$8.4 million of revenue from transitioned programs, the majority of which will not continue into FY25

●	Gross profit and contribution margin:

o	FY24 gross profit of US$32.2 million, US$14.1 million higher than FY23

o	FY24 contribution margin of US$36.7 million, US$14.3 million higher than FY23

●	Net loss and Adjusted EBITDA:

o	FY24 net loss of US$10.1 million, US$14.3 million lower than FY23

o	Adjusted EBITDA of US$5.0 million, US$15.1 million higher than FY23

o	FY24 Adjusted EBITDA had US$6.0 million contributed by transitioned programs, the majority of which will not continue into FY25

●	Cash position:

o	US$37.9 million (no debt) as of June 30, 2024

[1]	FY24 revenue guidance of US$137 million – US$139 million and FY24 Adjusted EBITDA guidance range to US$2 million – US$4 million; FY24 guidance was on constant currency basis assuming USD:AUD rate of 0.67.
[2]	Healthcare includes Nursing and the Health & Social Services verticals.

Key Financial Metrics3

US$M	FY24	FY23	Change	Change (%)
Revenue	138.1	123.8	14.3	11.6%
Gross profit	32.2	18.2	14.1	77.4%
Gross profit %	23.3%	14.7%	8.7%	865 bps
Net loss	(10.1)	(24.4)	14.3	(58.6)%
Contribution margin[4]	36.7	22.5	14.3	63.6)%
Contribution margin %	26.6%	18.1%	8.5%	846 bps
Adjusted EBITDA	5.0	(10.1)	15.1	(149.1)%

Key Operating Metrics

	FY24	FY23	Change	Change %
Partners	39	46	(7)	(15.2)%
Course enrollments[5]	111,964	104,376	7,588	7.3%

Reconciliation of U.S. GAAP to NON-GAAP Financial Measures (Unaudited)

The announcement includes references to, and analysis of, contribution margin, contribution margin percentage and Adjusted EBITDA (as defined below), which are financial measures not recognized in accordance with U.S. GAAP. These non-GAAP financial measures are used by management to monitor and evaluate the Company’s operating performance and make strategic decisions, including these related to operating expenses, and are used by investors to understand and evaluate our operating performance. These measures are not intended to serve as an alternative to U.S. GAAP measures of performance and may not be comparable to similarly titled measures presented by other companies. A reconciliation of these non-GAAP measures to their most directly comparable measures under U.S. GAAP is included below.

●	Contribution margin is revenue less direct costs, which consist of salaries and wages, direct marketing and general and administrative expenses attributable to pre-enrollment services, post-enrollment services, and account management functions (“direct departments”), all of which directly relate to the Company’s revenue generating activities. Contribution margin is used to monitor and evaluate financial performance for individual programs relative to planned performance targets over the whole-of-life of the programs.

●	Contribution margin percentage represents the Company’s contribution margin as a percentage of revenue.

●	Adjusted EBITDA is earnings before interest, tax, depreciation and amortization less certain non-recurring items as well as stock-based compensation expense and Legacy LTIP Cash Awards. In addition to the above, Adjusted EBITDA is used to determine non-equity incentive compensation.

[3]	FY24 Revenue includes US$8.4 million of revenue from transitioned programs, the majority of which will not continue into FY25; FY24 Adjusted EBITDA had US$6.0 million contributed by transitioned programs the majority of which will not continue into FY25
[4]	Contribution margin, contribution margin % and Adjusted EBITDA are Non-GAAP measures. For more information, including the definitions of Non-GAAP measures and reconciliations to comparable U.S. GAAP financial measures, refer to the ”Reconciliation of U.S. GAAP to Non-GAAP Financial Measure (Unaudited)” section.

[5]	FY24 include estimates for enrollments pending invoicing. Note that course enrollments are counted in the year in which the applicable term began.

For each of the periods indicated, the following table presents the Company’s gross profit, as calculated in accordance with U.S. GAAP, and the Company’s contribution margin and contribution margin percentage, and reconciles contribution margin and contribution margin percentage to gross profit and gross profit percentage, respectively:

US$M	FY24	FY23
Revenue	138.1	123.8
Direct salaries and wages	(51.2)	(50.5)
Direct marketing	(47.3)	(47.7)
General and administrative allocated to direct departments	(2.9)	(3.1)
Stock-based compensation allocated to direct departments	(0.3)	(0.5)
Amortization of intangible assets	(4.3)	(3.8)
Gross profit	32.2	18.2
Gross profit %	23.3%	14.7
Adjusted to exclude the following:
Stock-based compensation allocated to direct departments	0.3	0.5
Amortization of intangible assets	4.3	3.8
Contribution margin	36.7	22.5
Contribution margin %	26.6%	18.1%

For each of the periods indicated, the following table reconciles Adjusted EBITDA to net loss for the periods indicated:

US$M	FY24	FY23
Net loss	(10.1)	(24.4)
Adjusted to exclude the following:
Income tax expense	2.3	0.8
Depreciation and amortization	5.8	5.4
Stock-based compensation	1.9	4.1
Legacy LTIP Cash Awards	-	1.8
Restructuring	-	2.0
SEC registration costs	2.7	0.3
Transaction costs related to Merger Agreement	2.4	-
Adjusted EBITDA	5.0	(10.1)

Special Meeting of Stockholders

Keypath previously announced that on August 8, 2024, it filed a Definitive Proxy Statement on Schedule 14A (Definitive Proxy) with the Securities and Exchange Commission (SEC) for its special meeting of the Company’s stockholders (Special Meeting), which is being held for the purpose of voting on a proposal to adopt the Agreement and Plan of Merger, dated as of May 23, 2024 (Merger Agreement) with an affiliate of Sterling Partners, Karpos Intermediate, LLC, a Delaware limited liability company (Parent), and Karpos Merger Sub, Inc., a Delaware corporation and a wholly owned direct subsidiary of Parent (Merger Sub), providing for the merger of Merger Sub with and into the Company (Merger), with the Company surviving the Merger as a wholly-owned subsidiary of Parent, all subject to the terms and conditions set forth therein. Keypath completed mailing the Definitive Proxy and accompanying CDI Voting Instruction Form to its stockholders and CDI holders on August 14, 2024. The Special Meeting is scheduled to take place on September 5, 2024 at 9:00 a.m. AEST (September 4, 2024 at 6 p.m. CDT). The Special Meeting will be held virtually and can be accessed at https://meetnow.global/M5WR66R. The holders of record of shares of Keypath’s common stock, par value $0.01 per share (including shares of Common Stock that are underlying Keypath CDIs), at the close of business on August 8, 2024 at 8:00 a.m. AEST (August 7, 2024 at 5:00 p.m. CDT) will be entitled to vote at the Special Meeting or at any adjournment or postponement thereof.

Investor Contact

Malcolm McNab

Director of Investor Relations

malcolm.mcnab@keypathedu.com.au

+61 3 9081 8945

About Keypath

Founded in 2014, Keypath is a global, market-leading edtech company in the online program management (OPM) market. In collaboration with its university partners, Keypath delivers career-relevant, technology-enabled online higher education programs with the goal of preparing students for the future of work. The suite of services Keypath provides to its university partners includes designing, developing, launching, marketing, and managing online programs. Keypath also undertakes market research and provides student recruitment, support and placement services. The services Keypath provides are underpinned by KeypathEDGE, its integrated technology and data platform. Keypath has approximately 700 employees with operations in Australia, the United States, Canada, the UK, Malaysia and Singapore.

Preliminary Fiscal 2024 Financial Data

The financial data as of, and for the fiscal year ended, June 30, 2024, included in this announcement is preliminary and is based upon the most current information available to management. Keypath’s actual results and financial condition may differ from this preliminary financial data due to the completion of year end closing procedures, audit-related and other adjustments and other developments. Furthermore, Keypath’s independent registered public accounting firm has not audited, reviewed or performed other procedures with respect to such preliminary financial data, and an audit, review or other procedures could result in changes to the preliminary data presented. This preliminary financial data should not be viewed as a substitute for full financial statements prepared in accordance with GAAP and is not necessarily indicative of the results to be achieved for any future period.

Forward Looking Statements

This announcement contains forward-looking statements. Forward-looking statements may include statements regarding Keypath’s intentions, objectives, plans, expectations, assumptions and beliefs about future events, including Keypath’s expectations with respect to the financial and operating position or performance of its business, its capital position and future growth. Forward-looking statements are based on assumptions and contingencies that are subject to change without notice and are not guarantees of future performance. They involve known and unknown risks, uncertainties and other important factors, many of which are beyond the control of Keypath, its directors and management and which may cause actual outcomes to differ materially from those expressed or implied in this announcement, including (but not limited to): (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (2) the inability to consummate the merger due to the failure to obtain stockholder approval for the adoption of the Merger Agreement (including the affirmative vote of at least the majority of the outstanding shares of Common Stock (including the shares of Common Stock underlying the CDIs) held by the unaffiliated stockholders) or the failure to satisfy other conditions to completion of the proposed transaction, (3) risks related to the disruption of management’s attention from the Company’s ongoing business operations due to the proposed transaction, (4) the proposed Merger may involve unexpected costs, liabilities or delays, including the payment of a termination fee by the Company to the buyer, (5) limitations placed on the Company’s ability to operate its business under the Merger Agreement, (6) risks that the proposed Merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed merger, (7) the effect of the announcement and pendency of the proposed transaction on the Company’s relationships with its customers and suppliers and on its business generally and (8) the other factors described in the Company’s filings with the SEC, including, but not limited to, the factors discussed under the heading “Risk Factors” in such filings. Forward-looking statements should also be read in conjunction with, and are qualified by reference to, information previously released by Keypath to ASX. Readers are cautioned not to place undue reliance on forward-looking statements, which are provided for illustrative purposes only and are not necessarily a guide to future performance. No representation or warranty is made by any person as to the likelihood of achievement or reasonableness of any forward-looking statements, and to the maximum extent permitted by law, responsibility for the accuracy or completeness of any forward-looking statements is disclaimed, and except as required by law or regulation (including the ASX Listing Rules), Keypath undertakes no obligation to update any forward-looking statements. Keypath also notes that past performance may not be a reliable indicator of future performance.

Restriction on Purchases of CDIs by US Persons

Keypath is incorporated in the US State of Delaware and none of its securities have been registered under the US Securities Act of 1933 or the laws of any state or other jurisdiction in the United States. Trading of Keypath’s CHESS Depositary Interests (CDIs) on the Australian Securities Exchange (ASX) is not subject to the registration requirements of the US Securities Act in reliance on Regulation S under the US Securities Act and a related ‘no action’ letter issued by the US Securities and Exchange Commission to the ASX in 2000. As a result, the CDIs are “restricted securities” (as defined in Rule 144 under the U.S. Securities Act) and may not be sold or otherwise transferred except in transactions exempt from, or not subject to, the registration requirements of the US Securities Act. For instance, US persons who are qualified institutional buyers (QIBs, as defined in Rule 144A under the US Securities Act) may purchase CDIs in reliance on the exemption from registration provided by Rule 144A. To enforce the transfer restrictions, the CDIs bear a FOR Financial Product designation on the ASX. This designation restricts any CDIs from being sold on ASX to US persons excluding QIBs. In addition, hedging transactions with regard to the CDIs may only be conducted in compliance with the US Securities Act.

Additional Information about the Proposed Transaction

The information contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company. In connection with the proposed merger transaction, the Company filed the Definitive Proxy and other relevant documents, including a form of CDI Voting Instruction Form, with the SEC on August 8, 2024 and have been mailed or otherwise furnished such filing and related documents to the Company’s stockholders. INVESTORS AND STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THESE MATERIALS AND OTHER MATERIALS FILED WITH OR FURNISHED TO THE SEC, AS THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE MERGER AND RELATED MATTERS. The Company’s stockholders also may obtain these documents, as well as other filings containing information about the Company, the Merger and related matters, without charge, from the SEC’s website (http://www.sec.gov) and the Company’s website (www.keypathedu.com). In addition, stockholders may obtain these documents, without charge, by contacting the Company at the following address and/or telephone number:

1501 Woodfield Rd., Suite 204N

Schaumburg, IL

Attention: General Counsel Telephone:

(224) 419-7988

Participants in the Proposed Transaction

The Company and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from the Company’s stockholders with respect to the Merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies is set forth in the Definitive Proxy and other relevant documents filed with the SEC. Additional information regarding the interests of such potential participants is included in the Definitive Proxy and the other relevant documents filed with the SEC.